Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated February 11, 2014, with respect to the consolidated financial statements of TripAdvisor, Inc. included in the Amendment No. 3 to the Registration Statement (Form S-1 No 333-195705) and related Prospectus of Liberty TripAdvisor Holdings, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Boston, Massachusetts
August 7, 2014